UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 20, 2017
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

As previously announced, on March 7, 2017, Fox Factory Holding Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”), Compass Group Diversified Holdings LLC (“Compass”) and Robert C. Fox, Jr. (“Mr. Fox”), as selling stockholders. Pursuant to the Underwriting Agreement, Compass agreed to sell 5,108,718 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), owned or beneficially held by Compass (the “Offering Shares”), to the Underwriter at a price of $26.65 per share, and Mr. Fox granted the Underwriter an over-allotment option to purchase up to 465,657 shares of the Company’s Common Stock owned by Mr. Fox (the “Option Shares”), at a price of $26.65 per share. The sale of the Offering Shares pursuant to the Underwriting Agreement closed on March 13, 2017.

On March 15, 2017, Mr. Fox received notice from the Underwriter that it had exercised in full the over-allotment option it held pursuant to the Underwriting Agreement to purchase the Option Shares. The sale of the Option Shares pursuant to the Underwriting Agreement closed on March 20, 2017. The Company did not receive any proceeds from the sale of the Offering Shares by Compass or the Option Shares by Mr. Fox.

A copy of the legal opinion and consent of Squire Patton Boggs (US) LLP relating to the Option Shares sold by Mr. Fox is attached as Exhibit 5.1 hereto.

Item 9.01    Financial Statements and Exhibits

d)    Exhibits

The following exhibits are filed herewith:

Exhibit	Description

5.1	Opinion of Squire Patton Boggs (US) LLP as to the legality of the securities.
23.1	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	March 20, 2017	By:	/s/ ZVI GLASMAN

Zvi Glasman
Chief Financial Officer and Treasurer